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                                                                    EXHIBIT 23.5



               [NETHERLAND, SEWELL & ASSOCIATES, INC. LETTERHEAD]




           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS


     As independent oil and gas consultants, Netherland, Sewell & Associates, Inc. hereby consents to the references to our firm and to our reserve report dated December 31, 1997 in the Transition Report on Form 10-K of Chesapeake Energy Corporation incorporated by reference into the Prospectus constituting part of the Registration Statement on Form S-3 of Chesapeake Energy Corporation to be filed with the Securities and Exchange Commission on or about June 19, 1998.


                                   NETHERLAND, SEWELL & ASSOCIATES, INC.



                                   By:   /s/ FREDERIC D. SEWELL
                                        ----------------------------------------
                                        Frederic D. Sewell
                                        President


Dallas, Texas
June 19, 1998